SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2002

MEEMIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-14673 (Commission File No.)	38-3436541 (IRS Employer Identification No.)

691 North Squirrel Road, Suite 100, Auburn Hills, Michigan 48321

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:    (888) 463-3642

(Former name or former address, if changed since last report)

Item 5.  Other Events.

Meemic Holdings, Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated July 9, 2002 (the “Agreement”), with ProNational Insurance Company (“ProNational”) and Meemic Merger Corp. (“Merger Sub”) whereby  shareholders other than ProNational will have the opportunity to sell their shares to the Company in a tender offer at a price per share of $29.00, net to the shareholders in cash.  If certain conditions are satisfied, the agreement contemplates that the remaining shares would be acquired through a merger at the same price.  The committee of independent directors has received a written opinion of its financial advisor that, from a financial point of view, the consideration to be paid to the independent shareholders is fair to such shareholders. The tender offer and merger are subject to prior approval by the independent shareholders of the Company and to various other conditions. The signing of the Agreement was publicly announced on July 9, 2002.  A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

The Agreement is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           The following exhibits are included with this Report:

Exhibit Reference Number	Exhibit Description
10	Agreement and Plan of Merger, dated July 9, 2002*
99	Press Release, dated July 9, 2002*

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMIC HOLDINGS, INC.

Date: July 9, 2002	By:	/s/ Christine C. Schmitt
Name: Christine C. Schmitt
Its: Chief Financial Officer, Secretary and Treasurer
(as principal officer and on behalf of the registrant)

EXHIBIT INDEX

Exhibit Reference Number	Exhibit Description
10	Agreement and Plan of Merger, dated July 9, 2002
99	Press Release, dated July 9, 2002